Exhibit 32.1

Harry Lee Waterfield II and Larry J. Johnson II, being the President and Vice President and Chief Financial Officer, respectively, of Investors Heritage Capital Corporation, hereby certify as of this 22nd day of March, 2017, that the Form 10-K for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Investors Heritage Capital Corporation.

INVESTORS HERITAGE CAPITAL CORPORATION

/s/ Harry Lee Waterfield II
BY: Harry Lee Waterfield II
DATE: March 22, 2017	President

/s/ Larry J. Johnson II
BY: Larry J. Johnson II
DATE: March 22, 2017	Chief Financial Officer–Vice President